October x, 2010

USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, TX 78288

Gentlemen:

In connection with your sale to us on September x, 2010, of ten (10) shares each of capital stock representing interests in the Ultra Short-Term Bond Fund and Real Return Fund, we understand that: (i) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (ii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign, or transfer the Shares or any interest therein, except upon repurchase or redemption by the Trust, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                            Very truly yours,

                                            USAA INVESTMENT MANAGEMENT COMPANY

                                            By: _______________________________
                                                  Daniel S. McNamara
                                                  President

SUBSCRIPTION

October x, 2010

TO:     Board of Trustees
           USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, TX  78288

Dear Trustees:

The undersigned hereby subscribes to 10 shares each of the Ultra Short-Term Bond Fund series and Real Return Fund series, on September x, 2010, with one cent par value, of USAA Mutual Funds Trust at a price of $10 per share for each Fund and agrees to pay therefore upon demand, cash in the amount of $100 to each of the named Funds.

                                                                Very truly yours,

                                                                           USAA INVESTMENT MANAGEMENT COMPANY

                                                                           By:   _______________________________
                                                                                    Daniel S. McNamara
                                    President